UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 10, 2009
______________________________

P.A.M. TRANSPORTATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  The employment agreement between Robert W. Weaver, President of P.A.M. Transportation Services, Inc. (“we,” “us” or the “Company”), and the Company expired on July 10, 2009.  Upon expiration of the agreement, Mr. Weaver’s service as President of the Company concluded. Mr. Weaver has agreed to remain as a consultant to the Company effective July 11, 2009.

In connection with the expiration of his employment agreement, Mr. Weaver resigned from the Company’s board of directors (the “Board”) effective July 10, 2009.  His resignation from the Board was not due to any disagreement with the Company.

We want to take this opportunity to express our gratitude to Mr. Weaver for his many years of service, leadership and success in a highly competitive industry.

(c), (d), (e)  On July 13, 2009, the Board appointed Daniel H. Cushman as President of the Company.  Mr. Cushman brings with him many years of experience in the transportation industry.  Prior to his employment with the Company, Mr. Cushman served as Senior Vice President of Sales and Marketing for CRST International, Inc. in Cedar Rapids, Iowa (“CRST”), from July 2008 to July 2009, and as Vice President and General Manager of Dedicated Services for CRST from March 2008 to July 2008.  From January 2007 to March 2008, Mr. Cushman was Senior Executive Vice President and Chief Marketing Officer for Werner Enterprises in Omaha, Nebraska.  From January 2002 to December 2006, he served as Executive Vice President Chief Marketing and Operations Officer for Werner Enterprises.

Mr. Cushman and the Company entered into an employment agreement dated June 29, 2009 (the “Employment Agreement”), subject to approval by the Board, which occurred on July 13, 2009.  Pursuant to the Employment Agreement, the Company agreed to pay Mr. Cushman an annual salary of $400,000.  In addition, he is entitled to a three-year loan-bonus of $55,000 to be used at his discretion toward expenses for his relocation to Tontitown, Arkansas, and the sale of his home.  Upon Mr. Cushman’s third anniversary of his Employment Agreement, the loan-bonus will become a bonus.  In the event of an earlier separation from the Company, Mr. Cushman will be obligated to repay the loan.  The Company has also agreed to reimburse Mr. Cushman for up to $1,800 per month for up to eighteen months for temporary living expenses.  Mr. Cushman may be eligible to earn a bonus incentive award based on the Company’s audited results of operations for January 1, 2010 through December 31, 2010.  The bonus will be a percentage of Mr. Cushman’s annual salary based on the Company’s consolidated operating ratio for the 2010 calendar year determined according to the table provided in Exhibit A to the P.A.M. Transportation Services, Inc. Incentive Compensation Plan for Calendar Year 2010.  Payment of any such bonus will be made as follows:  50% of the bonus will be paid on or before March 31, 2011; 25% of the bonus will be paid on or before March 31, 2012; and 25% of the bonus will be paid on or before March 31, 2013.  Mr. Cushman must be an active or retired employee to receive the payout.  Mr. Cushman’s performance will be reviewed annually for changes in base compensation and bonus.

Pursuant to the Employment Agreement, the Company may terminate Mr. Cushman’s employment at any time with or without cause.  If the employment of Mr. Cushman is terminated by the Company without “cause” (as defined in the Employment Agreement) then Mr. Cushman will be entitled to receive his base salary and any earned but unpaid bonus for a period of six months following such termination provided that Mr. Cushman signs a separation agreement with the Company.  The Employment Agreement also provides Mr. Cushman the right to terminate his employment with the Company upon three months prior written notice to the Company.  However, the Company has the right to terminate Mr. Cushman’s employment immediately upon receipt of such notice.  In the event of such termination, Mr. Cushman is entitled to receive his base salary only for the three-month period following the Company’s receipt of his notice of termination.  Mr. Cushman’s employment with the Company will be terminated upon Mr. Cushman’s death and may be terminated by the Company upon Mr. Cushman’s disability, provided that Mr. Cushman’s compensation will continue for a period of six months after the date of disability.

Under the Employment Agreement, Mr. Cushman is subject to a covenant not to compete with the Company for a period of one year following the termination of Mr. Cushman’s employment with the Company.  If Mr. Cushman is terminated by the Company without “cause” (as defined in the Employment Agreement), this covenant not to compete is for only six months, unless extended by the Board to up to one year.  If the Board extends the covenant not to compete to one year, the Board must extend Mr. Cushman’s base salary payments for the same period.

In connection with Mr. Cushman’s employment as President of the Company, he has been appointed by the Board as a director of the Company to fill to the vacant position previously held by Mr. Weaver, effective July 13, 2009.  Mr. Cushman has also been appointed to the Executive Committee of the Board.  Mr. Cushman does not serve as a director of any other public company.

Mr. Cushman has not been granted any stock options in connection with his becoming an employee and a director of the Company.

This description of the terms of the Company’s employment of Mr. Cushman does not purport to be complete and is qualified in its entirety to the full text of the letter to Mr. Cushman from Peter J. Dwyer, Jr., HR Advisor to the Chairman of the Board of the Company, dated June 26, 2009, the Employment Agreement, and the P.A.M. Transportation Services, Inc. Incentive Compensation Plan for Calendar Year 2010, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Letter to Daniel J. Cushman from Peter J. Dwyer, Jr., HR Advisor to the Chairman of the Board of the Company, dated June 26, 2009
10.2	Employment Agreement between Daniel J. Cushman and the Company, dated June 29, 2009
10.3	P.A.M. Transportation Services, Inc. Incentive Compensation Plan Calendar Year 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: July 15, 2009	By: /s/ Larry J. Goddard_______
Larry J. Goddard Vice President of Finance, Chief Financial Officer, Secretary and Treasurer